JOINT FILING AGREEMENT


               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock, par value $0.01 per share, of Transportation Technologies Industries, Inc. (including any and all amendments thereto), to which this Agreement is attached as Exhibit 2, is (and, in the case of amendments, will be) filed on behalf of each of us. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 23 day of December, 1999.


                                     /s/ Thomas M. Begel
                                     ------------------------------
                                           Thomas M. Begel


                                     /s/ Timothy A. Masek
                                     ------------------------------
                                           Timothy A. Masek


                                     /s/ Camillo M. Santomero III
                                     ------------------------------
                                         Camillo M. Santomero III


                                     /s/ Kenneth M. Tallering
                                      -----------------------------
                                          Kenneth M. Tallering


                                     /s/ Andrew M. Weller
                                      -----------------------------
                                            Andrew M. Weller